Exhibit 99.2

101 JFK Parkway, Short Hills, NJ 07078
news release
Contact: Thomas Splaine (973) 924-5184
tsplaine@myinvestorsbank.com

Investors Bancorp, Inc. Announces Second Share Repurchase Program for 10% of Its Outstanding Shares

SHORT HILLS, N.J. - (PRNewswire) June 10, 2015 - Investors Bancorp, Inc. (Nasdaq: ISBC) (the "Company"), the holding company for Investors Bank, today announced that its Board of Directors approved the Company's second share repurchase program which authorizes the repurchase of an additional 10% of the Company's outstanding shares of common stock, or approximately 34 million shares. The new repurchase program will commence immediately upon completion of the first repurchase plan announced in March 2015. The Company will repurchase the shares from time to time for cash in open market transactions in accordance with applicable federal securities laws.

About Investors Bancorp, Inc.

Investors Bancorp, Inc. is the holding company for Investors Bank. As of March 31, 2015, the Company reported assets of $19.37 billion and operates from its corporate headquarters in Short Hills, New Jersey, and had 134 offices located throughout New Jersey and New York.

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